Exhibit 6.1

SECOND

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

KEYSTONE SOLUTIONS, INC.,

a Delaware corporation,

NOVUME SOLUTIONS, Inc.,

a Delaware corporation,

KEYSTONE MERGER SUB, LLC,

a Delaware limited liability company,

BREKFORD MERGER SUB, INC.,

a Delaware corporation,

and

BREKFORD TRAFFIC SAFETY, INC.,

a Delaware corporation

DATED AS OF JULY 12, 2017

i

v

SECOND AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 12, 2017 (the “Agreement”), is entered into by and among KeyStone Solutions, Inc., a Delaware corporation (the “Company”), Novume Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Novume”), KeyStone Merger Sub, LLC , a Delaware limited liability company and a wholly-owned subsidiary of Novume previously existing as KeyStone Merger Sub, Inc. (“Company Merger Sub”), Brekford Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Novume (“Brekford Merger Sub”), and Brekford Traffic Safety, Inc. (formerly known as Brekford Corp.), a Delaware corporation (“Brekford” and, together with the Company, Novume, Company Merger Sub and Brekford Merger Sub, each a “Party” and collectively the “Parties”).

WHEREAS, the Parties originally entered into that certain Agreement and Plan of Merger dated as of February 10, 2017 (the “Original Agreement”), and entered into that certain Amendment No. 1 to the Original Agreement dated as of May 9, 2017 (the “Amendment”) in order to extend the Termination Date (as defined below) from June 1, 2017 until July 31, 2017;

WHEREAS, the Parties subsequently entered into that certain Amended and Restated Agreement and Plan of Merger dated as of June 7, 2017 (the “First Amended and Restated Agreement”), in order to, among other things, incorporate the extension of the Termination Date, amend the Company Exchange Ratio (as defined in the Original Agreement), alter the treatment of fractional shares, and reflect appropriate tax provisions;

WHEREAS, the Parties wish to effect certain other amendments to the First Amended and Restated Agreement;

WHEREAS, the Parties have previously agreed that for federal income tax purposes, it is intended that the formation of Novume and the Mergers shall constitute one or more integrated tax-free transactions under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement is a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g)and, in connection therewith, it was advantageous to convert KeyStone Merger Sub from a Delaware corporation to a Delaware limited liability company, and such conversion is intended to constitute a tax-free liquidation under Code Section 332 and this Agreement is a “plan of liquidation” for that purpose;

WHEREAS, the Boards of Directors of the Company and Brekford have each determined that it is in the best interests of the stockholders of the Company and Brekford, respectively, that each such corporation become a subsidiary of Novume pursuant to the Mergers (as defined in Section 1.1 hereof) and desire to make certain representations, warranties and agreements in connection with the Mergers;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

ARTICLE I

THE MERGERS

Section 1.1. The Mergers. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, (a) the Company shall be merged with and into Company Merger Sub in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act (collectively, “Delaware Law”), the separate corporate existence of the Company shall cease, and Company Merger Sub shall continue as the surviving company (the “Company Merger”), and (b) Brekford Merger Sub shall be merged with and into Brekford in accordance with Delaware Law, the separate corporate existence of Brekford Merger Sub shall cease, and Brekford shall continue as the surviving company (the “Brekford Merger”). The Company Merger and the Brekford Merger are herein collectively referred to as the “Mergers” and each individually as a “Merger.” The Company Merger Sub and Brekford as the surviving companies after the Mergers are herein sometimes collectively referred to as the “Surviving Companies” and each individually as a “Surviving Company” and the Company and Brekford Merger Sub as the non-surviving companies after the Mergers are herein sometimes collectively referred to as the “Merged Companies” and each individually as a “Merged Company.”

Section 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VIII hereof and the consummation of the Closing referred to in Section 7.2(c) hereof, the Parties shall cause the Mergers to be consummated concurrently by filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to each of the Mergers, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law (the effective time of such filings being the “Effective Time”).

Section 1.3. Effects of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (a) all of the property, rights, privileges, powers and franchises of the Company and Company Merger Sub shall continue with, or vest in, as the case may be, Company Merger Sub as the Surviving Company, and all debts, liabilities and duties of the Company and Company Merger Sub shall be, or become, as the case may be, the debts, liabilities and duties of Company Merger Sub as the Surviving Company; provided, that, Novume shall assume the debts and liabilities described in Section 7.19 and (b) all of the property, rights, privileges, powers and franchises of Brekford and Brekford Merger Sub shall continue with, or vest in, as the case may be, Brekford as the Surviving Company, and all debts, liabilities and duties of Brekford and Brekford Merger Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Brekford as the Surviving Company. As of the Effective Time, each of the Surviving Companies shall be a direct, wholly-owned subsidiary of Novume.

Section 1.4. Subsequent Actions. If, at any time after the Effective Time, either of the Surviving Companies shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in such Surviving Company its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by such Surviving Company as a result of, or in connection with, one of the Mergers or otherwise to carry out this Agreement, the officers and directors of such Surviving Company shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Company or otherwise to carry out this Agreement.

Section 1.5. Organizational Documents; Directors and Officers of Surviving Companies. At the Effective Time:

(a) the Certificate of Formation of Company Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Formation of Company Merger Sub as a Surviving Company, and the Certificate of Incorporation of Brekford Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of Brekford as a Surviving Company, in each case until thereafter amended as provided by law and each such Organizational Document;

(b) the Operating Agreement of Company Merger Sub as in effect immediately prior to the Effective Time shall be the Limited Liability Company Agreement of Company Merger Sub as a Surviving Company, and the Bylaws of Brekford Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of Brekford, as a Surviving Company, immediately prior to the Effective Time, in each case until thereafter amended as provided by law and the Organizational Documents of each such Surviving Company; and

(c) the officers of each of Company Merger Sub and Brekford, respectively, as Surviving Companies, shall be designated and appointed upon mutual agreement of the Parties prior to the Effective Time. Such persons shall serve as the officers of Company Merger Sub and Brekford, respectively, as Surviving Companies from and after the Effective Time until their successors are elected or appointed and qualified or until their resignation or removal.

Section 1.6. Company Names. At the Effective Time, the name of KeyStone Merger Sub shall be changed to “KeyStone Solutions, LLC”.

Section 1.7. Company Stockholders’ Agreement. As of the Effective Time, that certain stockholders’ agreement dated March 16, 2016, as amended, by and among Robert Berman, Avon Road Partners, L.P., James McCarthy, Richard Nathan, Gregory McCarthy and Kevin Berrigan shall be terminated.

ARTICLE II

EFFECT ON THE STOCK OF NOVUME, THE SURVIVING

COMPANIES AND THE MERGED COMPANIES

Section 2.1. Conversion of Securities. The manner and basis of converting the shares of common stock of Novume, the Surviving Companies and of the Merged Companies at the Effective Time, by virtue of the Mergers and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this ARTICLE II.

Section 2.2. Conversion of Shares.

(a) Each share of the common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately before the Effective Time (other than those held in the treasury of the Company) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for, 1.9399449 shares of common stock, par value $0.0001 per share (“Novume Common Stock”), of Novume (the “Company Common Exchange Ratio”), and each share of Series A Cumulative Convertible Redeemable Preferred Stock (“Company Preferred Stock”) of the Company issued and outstanding immediately before the Effective Time and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exists and be converted into and become exchangeable for, 1 share of Series A Cumulative Convertible Redeemable Preferred Stock (“Novume Preferred Stock”), of Novume (collectively, the “Company Merger Consideration”, and such ratio of Company Preferred Stock to Novume Preferred Stock the “Company Preferred Exchange Ratio”). Fractional shares of Novume Common Stock and Novume Preferred Stock will not be issued in connection with the Company Merger. For a discussion of the treatment of fractional shares that would otherwise be issued, see Section 2.7.

(b) Each share of the common stock, par value $0.0001 per share, of Brekford (“Brekford Common Stock”) issued and outstanding immediately before the Effective Time (other than those held in the treasury of Brekford) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for the right to receive 1/15th of one share (the “Brekford Exchange Ratio”) of Novume Common Stock (the “Brekford Merger Consideration”). Fractional shares of Novume Common Stock will not be issued in connection with the Brekford Merger. For a discussion of the treatment of fractional shares that would otherwise be issued, see Section 2.7.

(c) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Company Common Stock or Company Preferred Stock (together, “Company Shares”) or Brekford Common Stock (“Brekford Shares” and, together with the Company Shares, the “Shares”), shall evidence the right to receive the Company Merger Consideration or the Brekford Merger Consideration, as the case may be, on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5, 2.7, 2.8 and 2.9 hereof.

Section 2.3. Cancellation of Treasury Shares and of Outstanding Novume Common Stock.

(a) At the Effective Time, each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company immediately prior to the Effective Time, and each share of Brekford Common Stock held in the treasury of Brekford immediately prior to the Effective Time, shall be cancelled and retired and no shares of stock or other securities of Novume or either of the Surviving Companies shall be issuable, and no payment or other consideration shall be made, with respect thereto.

(b) At the Effective Time, the shares of Novume Common Stock held by the Company shall be cancelled and retired and no shares of stock or other securities of Novume or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

Section 2.4. Conversion of Common Stock and Preferred Stock of the Merged Companies into Common Stock of the Surviving Companies.

(a) At the Effective Time, each share of common stock of Brekford Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Novume, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of common stock of Brekford, as one of the Surviving Companies (or such greater number as the Company shall determine prior to the Effective Time). Immediately after the Effective Time and upon surrender by Novume of the certificate representing the shares of the common stock of Brekford Merger Sub, Brekford as one of the Surviving Companies shall deliver to Novume an appropriate certificate or certificates representing the common stock of Brekford created by conversion of the common stock of Brekford Merger Sub owned by Novume as aforesaid.

Section 2.5. Exchange of Shares Other Than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, Novume shall appoint an exchange agent to effect the exchange of Shares for Novume Common Stock and Novume Preferred Stock, and issue cash payments (which cash payments will be paid by Novume) in lieu of fractional shares, in accordance with the provisions of this ARTICLE II (the “Exchange Agent”). From time to time after the Effective Time, Novume shall deposit, or cause to be deposited, (i) certificates representing Novume Common Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof, (ii) certificates representing Novume Preferred Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof and (iii) checks to each applicable recipient of cash in lieu of fractional shares in accordance with the provisions of Section 2.2 hereof (such certificates and checks, together with any dividends or distributions with respect thereto, being herein referred to collectively as the “Exchange Fund”). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Novume. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Novume Common Stock or Novume Preferred Stock, as applicable, into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof. All such shares of Novume Common Stock or Novume Preferred Stock, as applicable, issued in accordance with the immediately preceding sentence shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of the Parties, other than the payment of dividends and other distributions, if any, to represent the right to receive the Company Merger Consideration or the Brekford Merger Consideration, as the case may be. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Novume Common Stock or Novume Preferred Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of Novume Common Stock or Novume Preferred Stock issued in exchange therefor shall receive from the Exchange Agent or from Novume, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Novume Common Stock or Novume Preferred Stock (“Pre-Surrender Dividends”). No interest shall be payable with respect to the payment of Pre-Surrender Dividends or cash in lieu of fractional shares, upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of Novume Common Stock that have not received payment of Pre- Surrender Dividends or cash in lieu of fractional shares, shall look only to Novume for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, neither the Exchange Agent nor any Party shall be liable to a holder of Shares for any Novume Common Stock or Novume Preferred Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 2.6 hereof.

Section 2.6. Transfer Books. The stock transfer books of the Company with respect to the Company Shares and the stock transfer books of Brekford with respect to the Brekford Shares shall each be closed at the Effective Time and no transfer of any Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of the Company or Brekford, as the case may be, at the Effective Time, cash and/or a certificate or certificates representing the number of full shares of Novume Common Stock or Novume Preferred Stock, as applicable, into which such Shares shall have been converted in accordance with Section 2.2 hereof shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

Section 2.7. No Fractional Shares.

(a) No scrip or fractional share certificate for Novume Common Stock or Novume Preferred Stock will be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Novume or of either of the Surviving Companies with respect to such fractional share interest. Each holder of shares of Company Common Stock otherwise entitled to a fractional share of Novume Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.7, a cash payment in lieu of such fractional share of Novume Common Stock in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock owned by such holder at the Effective Time) by the Closing Date Novume Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

(b) None of Novume, the Company or Brekford shall be liable to any holder of Shares or Novume Common Stock or Novume Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.8. Options and Warrants to Purchase Common Stock.

(a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each, a “Company Option”), or by Brekford to purchase shares of Brekford Common Stock (each, a “Brekford Option” and, together with the Company Options, “Options”), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Novume and converted into an option (a “Novume Option”) to purchase shares of Novume Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock to be subject to the Novume Option shall be equal to the product of (x) the number of shares of Company Common Stock or Brekford Common Stock subject to the original Option and (y) the Company Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under the Novume Option shall be equal to (x) the exercise price per share of the Company Common Stock or Brekford Common Stock under the original Option divided by (y) the Company Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of Novume Options by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent. The adjustments provided herein with respect to any Options shall be effected in a manner consistent with Section 424(a) of the Code.

(b) Novume shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Novume Common Stock for delivery upon exercise of Novume Options in accordance with this Section 2.8. As soon as practicable (and in no event later than thirty (30) days) after the Effective Time, Novume shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Novume Common Stock subject to the Novume Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Novume Options remain outstanding.

(c) At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (each, a “Company Warrant”), or to purchase shares of Brekford Common Stock (each, a “Brekford Warrant” and, together with the Company Warrants, the “Warrants”), which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Novume and converted into a warrant to purchase shares of Novume Common Stock (a “Novume Warrants”) in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

(i) the number of shares of Novume Common Stock issuable upon exercise of each Novume Warrant shall be equal to the product of (x) the number of shares of Company Common Stock or Brekford Common Stock issuable upon exercise of the original Warrant and (y) the Company Common Exchange Ratio or the Brekford Exchange Ratio, as applicable;

(ii) the exercise price per share of Novume Common Stock under the Novume Warrants shall be equal to (x) the exercise price per share of the Company Common Stock or Brekford Common Stock under the original Warrant divided by (y) the Company Common Exchange Ratio or the Brekford Exchange Ratio, as applicable; and

(iii) upon each exercise of Novume Warrants by a holder thereof, the aggregate number of shares of Novume Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

Section 2.9. Certain Adjustments. Without limiting any other provision of this Agreement, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or of Brekford Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the exchange ratio established pursuant to the provisions of Section 2.2 hereof shall be adjusted accordingly to provide to the holders of Company Common Stock and Brekford Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

ARTICLE III

CERTAIN MATTERS WITH RESPECT TO NOVUME

Section 3.1. Certificate of Incorporation of Novume. Prior to the Effective Time, the Company shall cause the Certificate of Incorporation of Novume to be amended and restated to read substantially as set forth in Appendix I hereto, and shall cause Novume to file with the Secretary of State of the State of Delaware a Certificate of Designations of the Novume Preferred Stock containing terms substantially identical to the Certificate of Designations of the Company Preferred Stock filed with the Secretary of State of the State of Delaware as of the date hereof, but in any event, which shall provide rights, preferences and privileges to the holders of Novume Preferred Stock that are no less favorable to such holders than those currently provided to the holders of Company Preferred Stock.

Section 3.2. Officers and Directors of Novume.

(a) At the Effective Time, Robert A. Berman shall have been appointed the Chief Executive Officer of Novume; such other persons shall have been appointed officers of Novume as are designated by the Board of Directors of the Company as it exists immediately prior to the Effective Time.

(b) At the Effective Time or as soon as practicable thereafter, the Novume Board shall consist of seven (7) members, four (4) of whom shall be independent within the meaning of the 1934 Act, and the national stock exchange to which the Company has applied or intends to apply for the listing of Novume Common Stock as described in Section 7.10. Six (6) members of the Novume Board shall be designated by the Company, and one (1) member of the Novume Board shall be designated by Brekford, subject to the approval of KeyStone. The members designated by the Company are James McCarthy, who shall serve as Chairman, Robert A. Berman, Dr. Richard Nathan, Glenn Goord, Paul DeBary and one additional independent director who shall be designated by the Company . The member to be designated by Brekford shall be independent, as provided herein, and shall be subject to the approval by the Company. As of the date hereof, Glenn Goord and Paul DeBary are independent as provided herein, and shall so remain, as and at the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BREKFORD

Brekford hereby represents and warrants to the Company and Novume as follows:

Section 4.1. Organization and Qualification; Subsidiaries. Each of Brekford and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Brekford and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Brekford. Brekford’s Subsidiaries are listed on Schedule 4.1 hereto.

Section 4.2. Organizational Documents. Brekford has heretofore furnished, or otherwise made available, to the Company complete and correct copies of the Organizational Documents, each as amended as of the date hereof, of Brekford and each of its Subsidiaries. Such Organizational Documents are in full force and effect. Neither Brekford nor any of its Subsidiaries is in violation of any of the provisions of its respective Organizational Documents.

Section 4.3. Capitalization.

(a) The authorized capital stock of Brekford consists of (i) 20,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding and none of which are reserved for issuance and (ii) 150,000,000 shares of Brekford Common Stock, of which, as of July 11, 2017, 49,311,264 shares were issued and outstanding, 840,000 shares were issuable upon the exercise of warrants, and 475,000 shares were issuable upon the exercise of options outstanding under the Brekford option plans listed on Schedule 4.3 hereto. Since January 1, 2017, no shares of Brekford Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence. Except as set forth on Schedule 4.3, there are no outstanding Brekford Equity Rights. For purposes of this Agreement, “Brekford Equity Rights” shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Brekford or any of Brekford’s Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Brekford. Schedule 4.3 sets forth a complete and accurate list with respect to all outstanding Brekford Equity Rights of the holder thereof, the date of grant, the number of shares for which each such Brekford Equity Right is exercisable, the respective dates upon which each such Brekford Equity Right vests, becomes exercisable and expires, and the exercise price of each such Brekford Equity Right.

(b) There are no outstanding obligations of Brekford or any of Brekford’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Brekford or any such Subsidiary.

(c) All of the issued and outstanding shares of Brekford Common Stock are validly issued, fully paid and nonassessable.

(d) All of the outstanding capital stock of each of Brekford’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth on Schedule 4.3, is owned by Brekford free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 4.3, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Brekford or any of Brekford’s Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any of Brekford’s Subsidiaries, or any securities convertible into or exercisable for shares of the capital stock of any of Brekford’s Subsidiaries, whether or not presently issued or outstanding and there are no outstanding obligations of Brekford or any of Brekford’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Brekford’s Subsidiaries. Except for equity interests disclosed on Schedule 4.3 hereto and Subsidiaries listed on Schedule 4.1 hereto, Brekford does not directly or indirectly own any equity interest in any other person. Each of Brekford’s Subsidiaries is a wholly-owned Subsidiary.

(e) Except as disclosed on Schedule 4.3 hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which Brekford is a party or to which it is bound relating to the voting or registration of any shares of capital stock of Brekford. Brekford has not taken any action that would result in, nor is Brekford a party to any agreement, arrangement or understanding not disclosed on Schedule 4.3 hereto that would result in, any Options to purchase Brekford Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.4. Authority Relative to this Agreement. Brekford has the necessary corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Brekford and the consummation by Brekford of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Brekford, including the approval of this Agreement by Brekford’s stockholders as required by the Delaware Law. This Agreement has been duly executed and delivered by Brekford and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Brekford, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (the “Bankruptcy Exception”).

Section 4.5. No Conflict; Required Filings and Consents.

(a) Except as listed on Schedule 4.5 hereto, the execution and delivery of this Agreement by Brekford do not, and the performance of this Agreement by Brekford will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Brekford, (ii) conflict with or violate any Legal Requirement, or conflict with or violate any Permit, applicable to Brekford or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws (or comparable governing documents) of any of Brekford’s Subsidiaries or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Brekford or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Brekford or any of its Subsidiaries is a party or by which Brekford, each Subsidiary or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Brekford.

(b) Except as listed on Schedule 4.5 and except for applicable requirements, if any, of the Exchange Act (as defined on Section 10.4 hereof), filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or “blue sky” laws or the rules of any applicable stock exchanges, neither Brekford nor its any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by Brekford or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

Section 4.6. SEC Filings; Financial Statements.

(a) Brekford has filed all forms, reports and documents required to be filed with the SEC since January 1, 2016, and has heretofore delivered or made available to the Company, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2015, (ii) all proxy statements relating to Brekford’s meetings of stockholders (whether annual or special) held since January 1, 2016, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, and (iv) all other reports or registration statements filed by Brekford with the SEC since January 1, 2016 (collectively, the “Brekford SEC Reports”). The Brekford SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act (as defined in Section 10.4 hereof), or the Exchange Act as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements, including all related notes and schedules, contained in the Brekford SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Brekford and each of its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Brekford and each of its Subsidiaries for the periods indicated in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject, in the case of interim financial statements, to normal year-end adjustments.

(c) Brekford has heretofore made available to the Company a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Brekford with the SEC pursuant to the Exchange Act.

Section 4.7. No Undisclosed Liabilities; Absence of Certain Changes or Events. Except as and to the extent publicly disclosed by Brekford in the Brekford SEC Reports filed prior to the date of this Agreement, as of January 1, 2016, neither Brekford nor any of its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Brekford (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on Brekford. Except as disclosed on Schedule 4.7 hereto, since September 30, 2016, neither Brekford nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their respective businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Brekford or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Brekford, and Brekford and each of its Subsidiaries has conducted their respective businesses in the ordinary course consistent with their past practices.

Section 4.8. Litigation. Except as disclosed in Schedule 4.8 hereto, there are no claims, actions, suits, proceedings or, to Brekford’s knowledge, investigations pending or, to Brekford’s knowledge, threatened against Brekford or any of its Subsidiaries, or any properties or rights of Brekford or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, (a) as of the date hereof, as to which there is more than a remote possibility of an adverse judgment or determination against Brekford or any of its Subsidiaries or any properties or rights of Brekford or any of its Subsidiaries in excess of $100,000 or which otherwise is reasonably likely to have a Material

Adverse Effect on Brekford, (b) as of the date hereof, which questions the validity of this Agreement or any action to be taken by Brekford in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, or (c) as to which there is reasonably likely to be an adverse judgment or determination against Brekford or any of its Subsidiaries or any properties or rights of Brekford or any of its Subsidiaries in excess of $100,000 or which otherwise could reasonably be expected to have a Material Adverse Effect on Brekford.

Section 4.9. No Violation of Law; Permits. The business of Brekford and each of its Subsidiaries is not being conducted in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any domestic or foreign governmental, regulatory or judicial entity (including any stock exchange or other self-regulatory body) (“Legal Requirements”), or in violation of any permits, franchises, licenses, approvals, tariffs and other authorizations or consents that are granted by any domestic or foreign government or regulatory or judicial entity (including any stock exchange or other self-regulatory body) (“Permits”), except for possible violations of any Legal Requirements, or violations of any Permits, none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Brekford. Brekford and each of its Subsidiaries have all Permits that are required in connection with the operation of their businesses (collectively, “Required Permits”), and no proceedings are pending or, to the knowledge of Brekford, threatened to revoke or limit any Required Permit, except, in each case, those the absence or violation of which do not and will not have a Material Adverse Effect on Brekford. Except as set forth on Schedule 4.9 hereto, (a) to Brekford’s knowledge, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to Brekford or any of its Subsidiaries in relation to any alleged violation of law or regulation is pending or threatened, and (b) no governmental or regulatory entity (including any stock exchange or other self-regulatory body) has notified Brekford of its intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Brekford. Except as set forth on Schedule 4.9 hereto, neither Brekford nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which could reasonably be expected to have a Material Adverse Effect on Brekford, or would prevent or delay the consummation of the transactions contemplated by this Agreement, nor has Brekford or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. Brekford and each of its Subsidiaries and affiliates has complied with all material federal and state regulatory reporting requirements necessary for the lawful provision of services or products currently offered by Brekford or such Subsidiaries or affiliate.

Section 4.10. Registration Statement; Information Statement. None of the information supplied or to be supplied by or on behalf of Brekford for inclusion or incorporation by reference in the Registration Statement on Form S-4 (the “Registration Statement”) to be filed with the SEC by Novume in connection with the issuance of shares of Novume Common Stock and Novume Preferred Stock in the Mergers will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Brekford for inclusion or incorporation by reference in the information statement, in definitive form, relating to the approval of the Mergers by the required Brekford stockholders (the “Information Statement”) will, at any time prior to the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Brekford, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement or the Information Statement, Brekford shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Brekford. The Registration Statement and the Information Statement (except for information relating to or provided by the Company) will each comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, as applicable.

Section 4.11. Employee Matters; ERISA.

(a) Set forth on Schedule 4.11 hereto is a true and complete list of all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all deferred compensation, bonus or other incentive compensation, stock options, restricted stock, stock purchase or other equity-based, severance or change in control, salary continuation, tuition assistance, disability, leave of absence plans, policies or agreements, and all employment, consulting, management or other individual compensation agreements with respect to any current or former employee of Brekford or any of its Brekford ERISA Affiliates, which in each case Brekford or any of its Brekford ERISA Affiliates has any obligation or liability, contingent or otherwise (collectively, the “Brekford Benefit Plans”).

(b) All contributions and other payments required to be made by Brekford or any Brekford ERISA Affiliate to or under any Brekford Benefit Plan (or to any person pursuant to the terms thereof) have been timely made in accordance with applicable law. No Brekford Benefit Plan is subject to Section 412 of the Code or Section 302 of ERISA.

(c) Each of the Brekford Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the “IRS”) to be so qualified, and, to the knowledge of Brekford or any Brekford ERISA Affiliate, no circumstances exist that could reasonably be expected by Brekford or any Brekford ERISA Affiliate to result in the revocation of any such determination. Brekford is in compliance with, and each of the Brekford Benefit Plans is and has been operated in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code.

(d) Brekford has made available to the Company with respect to each Brekford Benefit Plan a true, correct and complete copy of each of the following documents where applicable (i) such plan, summary plan description and summary of material modifications, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, (iv) the most recent determination of the IRS with respect to the qualification under any provision of the Code and (v) the most recent IRS Form 5500 and actuarial report or valuation.

(e) Except as set forth on Schedule 4.11 hereto, the consummation or announcement of any transaction contemplated by this Agreement will not either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Brekford or any Brekford ERISA Affiliate to any current or former officer, employee, former employee or director thereof, or to any other person for the benefit of any such officer, employee or director, or (ii) acceleration, vesting or establishment of any benefit under any Brekford Benefit Plan, or (iii) disqualification of any of the Brekford Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

(f) Neither Brekford nor any of its Brekford ERISA Affiliates has incurred, and neither of such entities reasonably expects to incur, any material liability to the PBGC (other than premiums which are not overdue) or pursuant to Title IV of ERISA with respect to any Brekford Benefit Plan. Neither Brekford nor any Brekford ERISA Affiliate is an employer with respect to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(g) There are no pending or, to the knowledge of Brekford or any Brekford ERISA Affiliate, threatened actions, claims or proceedings against any Brekford Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims).

Section 4.12. Labor Matters. Except as disclosed on Schedule 4.12 hereto, neither Brekford nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Brekford or any of its Subsidiaries as an exclusive bargaining representative for employees of Brekford or any of its Subsidiaries. Except as disclosed on Schedule 4.12 hereto, there is no current union representation question involving employees of Brekford or any of Brekford’s Subsidiaries, nor does Brekford have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither Brekford nor any of its Subsidiaries has made any commitment not in collective bargaining agreements listed on Schedule 4.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by Brekford or any of its Subsidiaries to the Company, Novume, or any Subsidiary or joint venture of either the Company or Novume. Except as disclosed on Schedule 4.12 hereto, (i) there is no material active arbitration under any collective bargaining agreement involving Brekford or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against Brekford or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or threatened, (iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of Brekford or its Subsidiaries pending or, to Brekford’s knowledge, threatened, against or involving Brekford or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving Brekford or any of its Subsidiaries regarding the employer’s right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, and (v) there is no material proceeding, claim, suit, action or, to Brekford’s knowledge, governmental investigation pending or, to Brekford’s knowledge, threatened, in respect of which any director, officer, employee or agent of Brekford or any of its Subsidiaries is or may be entitled to claim indemnification from Brekford or any Brekford Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule 4.12 hereto. For purposes of this Section 4.12, “material” refers to any liability which could reasonably be expected to exceed $100,000. A true, correct and complete copy has been made available to the Company of each current or last, in the case where there is no current, expired collective bargaining agreement to which Brekford or any of its Subsidiaries is a part or under which Brekford or any of its Subsidiaries has obligations.

Section 4.13. Environmental Matters. Environmental Matters. Except as set forth on Schedule 4.13 hereto:

(a) Brekford and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws (as defined below) and neither Brekford nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that Brekford or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except for such non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Brekford.

(b) Brekford and each of its Subsidiaries have obtained or have applied for all environmental, health and safety permits, licenses, variances, approvals and authorizations (collectively, the “Environmental Permits”) necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and Brekford and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits except for such non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Brekford. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may materially interfere with, or prevent, future continued compliance on the part of Brekford or any of its Subsidiaries with such Environmental Permits. Neither Brekford nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any such Environmental Permit, including amendment of such instrument, to Novume or one of its Subsidiaries, where such action is necessary to maintain material compliance with Environmental Laws.

(c) To Brekford’s knowledge, there is no requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by Brekford or any of its Subsidiaries.

(d) There is no Environmental Claim (as defined below) pending or, to Brekford’s knowledge, threatened (i) against Brekford or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim Brekford or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against or associated with any real or personal property or operations which Brekford or any of its Subsidiaries currently or previously owned, leased or operated, in whole or in part.

(e) There have been no Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any Environmental Claim against Brekford or any of its Subsidiaries, or against any person whose liability for any Environmental Claim Brekford or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

(f) With respect to any predecessor of Brekford or any of its Subsidiaries, there is no Environmental Claim pending or, to Brekford’s knowledge, threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against Brekford or any of its Subsidiaries.

(g) Brekford has disclosed to the Company all material facts which Brekford reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting Brekford and each of its Subsidiaries.

(h) None of the properties currently or formerly owned, leased or operated by Brekford, any of its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites (the “NPL”), the Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”), or any other comparable state or local environmental database, including those that are triggered by sales or transfers of businesses or real property.

(i) Brekford has delivered, or caused to be delivered, to the Company copies of all written environmental audit reports, written site assessments performed by environmental professionals, asbestos surveys, written claims and complaints, and consent decrees and other similar documents with respect to Brekford or any of its Subsidiaries, which are in the possession or control of Brekford or any of its Subsidiaries, related to compliance with Environmental Laws, Environmental Claims, or Releases of Hazardous Materials.

For purposes of this Section 4.13:

(i) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Brekford or any of its Subsidiaries (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

(ii) “Environmental Laws” means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

(iii) “Hazardous Materials” means (A) any petroleum or any by-products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls (“PCBs”); (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “contaminants,” or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

(iv) “Release” means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

Section 4.14. Board Action; Vote Required

(a) The Board of Directors of Brekford has determined that the transactions contemplated by this Agreement are in the best interests of Brekford and its stockholders and has recommended to such stockholders that they vote in favor thereof.

(b) The approval of the Merger of Brekford Merger Sub into Brekford by a majority of the votes entitled to be cast by all holders of Brekford Common Stock (the “Brekford Stockholders’ Approval”) was received on February 9, 2017, and, as of the date hereof, such approval remains in full force and effect and has not been amended or rescinded. No further vote of the holders of any class or series of the capital stock of Brekford is required to approve this Agreement, the Mergers and the other transactions contemplated hereby, in accordance with the provisions of Delaware Law, any applicable United States federal and state securities laws, and the Organizational Documents of Brekford, each as amended and as currently in effect.

Section 4.15. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Brekford or any of its Subsidiaries.

Section 4.16. Tax Matters. Except as set forth on Schedule 4.16 hereto:

(a) Brekford and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Brekford or any of its Subsidiaries is or has been a member, has timely filed all federal state, local, foreign, income and franchise Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes due and payable by Brekford and each of its Subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the Brekford SEC Reports reflect an adequate reserve (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in accordance with GAAP for all Taxes payable by Brekford and each of its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b) No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against Brekford or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Brekford and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination. For any open taxable period, neither Brekford nor any of its Subsidiaries has waived or extended the statute of limitations applicable to any Tax or Tax Return or consented to any extension of time with respect to any material tax assessment or deficiency.

(c) There are no material liens or encumbrances for Taxes on any of the assets of Brekford or any of its Subsidiaries (other than for current Taxes not yet due and payable).

(d) Brekford and each of its Subsidiaries have complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes.

(e) Neither of Brekford nor any of its Subsidiaries has made any payments, nor are any of them obligated to make any payments, and none of them is a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Sections 280G or 162(m) of the Code as a result of the transactions contemplated by this Agreement.

(f) Neither Brekford nor any of its Subsidiaries is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority but excluding in each case any contract entered into in the ordinary course of business and the primary subject of which is not Taxes). Neither Brekford nor any of its Subsidiaries (i) has been a member of an affiliated group for federal income tax purposes other than a group of which Brekford is the common parent or (ii) has any liability for the Taxes of any person other than itself under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Tax Law), or as a transferee or successor.

(g) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Brekford or any of its Subsidiaries and neither Brekford nor any of its Subsidiaries has received a written notice of any pending audit or proceeding.

(h) Neither Brekford nor any of its Subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code as a result of a “closing agreement” as described in Section 7121 of the Code (or any similar or corresponding provision of U.S. state or local or non-U.S. Tax Law) that, in either case, would result in the inclusion of a material amount of income in, or the exclusion of a material amount of deductions from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

(i) No property owned by Brekford or any of its Subsidiaries (i) constitutes “tax exempt use property” within the meaning of Section 168(h)(1) of the Code; or (ii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

(j) Neither Brekford nor any of its Subsidiaries has (i) in the two (2) years prior to the date of this Agreement, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code or (ii) engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

(k) For purpose of this Agreement, (A) the terms “Tax” or “Taxes” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement and (B) the term “Tax Return” shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

Section 4.17. Intellectual Property. Brekford and each of its Subsidiaries owns or possess all necessary licenses or other valid rights to use all material computer software and firmware, patents, trademarks, trade names, brand names, copyrights, trade secrets, applications for trademarks and for patents, domain names, know-how and other proprietary rights and information used or held for use in connection with the business of Brekford and each of its Subsidiaries as currently conducted or as contemplated to be conducted, and, to the knowledge of Brekford, except as described on Schedule 4.17 hereto, as of the date hereof, there has been no assertion or claim challenging the ownership or validity of any of the foregoing. Except as disclosed on Schedule 4.17 hereto, the conduct of the business of Brekford and each of its Subsidiaries as currently conducted does not to the knowledge of Brekford, in any material respect, conflict with or infringe any patent, license, trademark, trade name, service mark, copyright, domain name or any other intellectual property right of any third party. To the knowledge of Brekford, except as described on Schedule 4.17 hereto, there are no infringements of any proprietary rights owned by or licensed by or to Brekford or any of its Subsidiaries.

Section 4.18. Insurance. Except as set forth on Schedule 4.18 hereto, each of Brekford and each of its Subsidiaries is, and has been continuously since January 1, 2016 (or such later date as each such Subsidiary was organized or acquired by Brekford), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Brekford and each of its Subsidiaries during such time period. Except as set forth on such Schedule 4.18, since January 1, 2016 neither Brekford nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Brekford or any of its Subsidiaries. The insurance policies of Brekford and each of its Subsidiaries are valid and enforceable policies.

Section 4.19. Ownership of Securities. As of the date hereof, neither of Brekford nor any of its Subsidiaries nor any of their affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, which in the aggregate represent 10% or more of the outstanding shares of Company Common Stock, or (b) is an “interested stockholder” of the Company within the meaning of Section 203 of the Delaware Law. Except as set forth on Schedule 4.19 hereto, neither Brekford nor any of its Subsidiaries owns any shares of Company Common Stock.

Section 4.20. Certain Contracts.

(a) Brekford has delivered or otherwise made available to the Company true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Brekford is a party affecting the obligations of any party thereunder) to which Brekford or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Brekford and each of its Subsidiaries taken as a whole, including, without limitation, all: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Brekford is a party involving employees of Brekford); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of Brekford (by merger, purchase or sale of assets or stock or otherwise); (v) contracts or agreements with any governmental entity; (vi) contracts or arrangements limiting or restraining Novume, Brekford, any of Brekford’s Subsidiaries or any successor thereto from engaging or competing in any business; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.1 hereof, the “Brekford Contracts”).

(b) Except as set forth on Schedule 4.20(b):

(i) There is no default under any Brekford Contract either by Brekford or any of its Subsidiaries or, to the knowledge of Brekford, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Brekford or any of its Subsidiaries or, to the knowledge of Brekford, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Brekford.

(ii) No party to any such Brekford Contract has given notice to Brekford of or made a claim against Brekford with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Brekford.

(c) Set forth on Schedule 4.20(c) hereto is a list of each material contract, agreement or arrangement to which Brekford or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of a party thereto will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated hereby.

Section 4.21. Investment Company. Brekford is not and will be not an “investment company” within the meaning of Code Section 368(a)(2)(F)(ii) immediately before the Effective Time.

Section 4.22. Certain Plans. Immediately following the Effective Time, Brekford, as the Surviving Company in the Brekford Merger, will own substantially all of the assets of Brekford immediately prior to the Brekford Merger. There is no plan or intention for Brekford Merger Sub, as the Surviving Company of the Brekford Merger, to transfer any material assets or businesses or to cease any existing business of the Brekford after the Effective Time. There is no plan or intention for the Novume stock issued in the Brekford Merger to be redeemed.

ARTICLE V

REPRESENTATIONS OF THE COMPANY AND THE MERGER SUBSIDIARIES

The Company and each Merger Subsidiary (as defined below) hereby represent and warrant to Brekford as follows:

Section 5.1. Organization and Qualification; Subsidiaries. Each of the Company and each of Novume, Company Merger Sub and Brekford Merger Sub (collectively, the “Merger Subsidiaries” and each individually a “Merger Subsidiary”) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable. Each of the Company and each of the Merger Subsidiaries has the requisite corporate or limited liability company power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation or foreign limited liability company, as applicable, to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company’s Subsidiaries are listed on Schedule 5.1 hereto.

Section 5.2. Organizational Documents. The Company has heretofore furnished, or otherwise made available, to Brekford complete and correct copies of the Organizational Documents, each as amended as of the date hereof, of the Company and each of the Merger Subsidiaries, and a complete and correct copy of the Certificates of Designations, each as amended as of the date hereof, for each class of the Company Preferred Stock and Novume Preferred Stock. Such Organizational Documents are in full force and effect. Neither the Company nor any of the Merger Subsidiaries is in violation of any of the provisions of its respective Organizational Documents.

Section 5.3. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 7,500,000 shares of Preferred Stock, par value $0.0001 per share, 505,000 shares of which have been designated Series A Cumulative Convertible Redeemable Preferred Stock, 502,327 shares of which are issued and outstanding and none of which are reserved for issuance, and (ii) 25,000,000 shares of Company Common Stock, of which, as of July 11, 2017, 5,488,094 shares were issued and outstanding, no shares were held in the treasury of the Company, 456,660 shares were issuable upon the conversion of Company Preferred Stock, 513,480 shares were issuable upon the exercise of warrants, 500,900 shares were issuable upon the exercise of options outstanding under the Company option plans listed on Schedule 5.3(a) hereto. Except as set forth on Schedule 5.3 hereto, (i) from February 9, 2017 through the date hereof, no shares of Company Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) as of the date hereof, there are no outstanding “Company Equity Rights”. For purposes of this Agreement, Company Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from the Company or any of the Company’s Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of the Company). Schedule 5.3 hereto sets forth a complete and accurate list with respect to all outstanding Company Equity Rights as of February 9, 2017 of the holder thereof, the date of grant, the number of shares for which each such Company Equity Right is exercisable, the respective dates upon which each such Company Equity Right vests, becomes exercisable and expires, and the exercise price of each such Company Equity Right.

(b) Except as set forth on Schedule 5.3(b), there are no outstanding obligations of the Company or any of the Company’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

(c) All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable.

(d) The authorized capital stock of Novume consists of 30,000,000 shares of Novume Common Stock, par value $0.0001 per share, of which 1,000 shares are validly issued and outstanding, and 2,000,000 shares of Novume Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding capital stock of Novume is, and at the Effective Time will be, owned by the Company free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances, and there are (i) no other shares of capital stock or other voting securities of Novume, (ii) no securities of Novume convertible into or exchangeable for shares of capital stock or other voting securities of Novume and (iii) no options or other rights to acquire from Novume, and no obligations of Novume to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Novume. All of the issued and outstanding capital stock of each of Company Merger Sub and Brekford Merger Sub is duly authorized, validly issued, fully paid and nonassessable, and is owned by Novume free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

(e) Except as disclosed on Schedule 5.3 hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not taken any action that would result in, nor is the Company a party to any agreement, arrangement or understanding not disclosed on Schedule 5.3 hereto, that would result in any Options to purchase Company Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.4. Authority Relative to this Agreement. Each of the Company and each Merger Subsidiary has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and each Merger Subsidiary and the consummation by each such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each such Party. This Agreement has been duly executed and delivered by each of the Company and each Merger Subsidiary and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of each such Party, enforceable against it in accordance with its terms, subject to the Bankruptcy Exception.

Section 5.5. No Conflict; Required Filings and Consents.

(a) Except as listed on Schedule 5.5 hereto, the execution and delivery of this Agreement by each of the Company and each Merger Subsidiary does not, and the performance of this Agreement by each of the Company and each Merger Subsidiary will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Articles or Certificate of Incorporation or Bylaws (or comparable governing documents) of any of the Company’s Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which the Company or any of its Subsidiaries is a party or by which the Company, any of such Subsidiaries or any of their respective property is bound or affected except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(b) Except as listed on Schedule 5.5 and except for applicable requirements, if any, of the Exchange Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or “blue sky” laws or the rules of any applicable stock exchanges, neither the Company nor any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by the Company or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

Section 5.6. SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports and documents required to be filed with the SEC since March 15, 2016, and has heretofore delivered or made available to Brekford, in the form filed with the SEC, together with any amendments thereto (collectively, the “Company SEC Reports”). The Company SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements, including all related notes and schedules, contained in the Company SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

(c) The Company has heretofore made available to Brekford a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

Section 5.7. No Undisclosed Liabilities; Absence of Certain Changes or Events. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement, as of March 15, 2016, none of the Company or its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed on Schedule 5.7 hereto, since March 15, 2016, there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of the Company or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on the Company and the Company and each of its Subsidiaries has conducted its and their business in the ordinary course consistent with past practices.

Section 5.8. No Violation of Law; Permits. The business of the Company and each of its Subsidiaries is not being conducted in violation of any Legal Requirements, or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have all Permits that are required in connection with the operation of their businesses (collectively, “Company Required Permits”), and no proceedings are pending or, to the knowledge of the Company, threatened to revoke or limit any Company Required Permit, except, in each case, those the absence or violation of which do not and will not have a Material Adverse Effect on the Company. Except as set forth on Schedule 5.8 hereto, (a) to the Company’s knowledge, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to the Company or its Subsidiaries in relation to any alleged violation of law or regulation is pending or threatened, and (b) no governmental or regulatory entity (including any stock exchange or other self-regulatory body) has notified the Company of its intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on Schedule 5.8 hereto, neither the Company nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which could reasonably be expected to have a Material Adverse Effect on the Company, or would prevent or delay the consummation of the transactions contemplated by this Agreement, nor has the Company or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing.

Section 5.9. Registration Statement . None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement, the Company shall promptly so advise Brekford and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Brekford. The Registration Statement (except for information relating to or provided by Brekford) will each comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, as applicable.

Section 5.10. Board Action; Vote Required.

(a) The Board of Directors of the Company has unanimously determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders and has recommended to such stockholders that they vote in favor thereof.

(b) The approval of the Merger of Company into the Company Merger Sub by a majority of the votes entitled to be cast by all holders of Company Common Stock (the “Company Stockholders’ Approval”) was received on February 9, 2017, and, as of the date hereof, such approval remains in full force and effect and has not been amended or rescinded. No further vote of the holders of any class or series of the capital stock of the Company required to approve this Agreement, the Mergers and the other transactions contemplated hereby, in accordance with the provisions of Delaware Law, any applicable United States federal and state securities laws and the Organizational Documents of the Company, each as amended and as currently in effect.

Section 5.11. [Reserved]

Section 5.12. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 5.13. Ownership of Securities. As of the date hereof, neither the Company nor, to the Company’s knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Brekford, which in the aggregate represent 10% or more of the outstanding shares of Brekford Common Stock. The Company owns no shares of Brekford Common Stock.

Section 5.14. Activities of Merger Subsidiaries. None of the Merger Subsidiaries have conducted any activities other than in connection with the organization thereof, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.15. Litigation. Except as disclosed in Schedule 5.16 hereto, there are no claims, actions, suits, proceedings or, to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, (a) as of the date hereof, as to which there is more than a remote possibility of an adverse judgment or determination against the Company or any of its Subsidiaries or any properties or rights of the Company or any of its Subsidiaries in excess of $100,000 or which otherwise could have a Material Adverse Effect on the Company, (b) as of the date hereof, which questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, or (c) as to which there is reasonably likely to be an adverse judgment or determination against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on the Company.

Section 5.16. Employee Matters; ERISA.

(a) Set forth on Schedule 5.16 hereto is a true and complete list of all employee benefit plans within the meaning of Section 3(3) of ERISA, all deferred compensation, bonus or other incentive compensation, stock options, restricted stock, stock purchase or other equity-based, severance or change in control, salary, continuation, tuition assistance, disability, leave of absence plans, policies or agreements, and all employment, consulting, management or other individual compensation agreements with respect to any current or former employee of the Company or any of its Company ERISA Affiliates, which, in each case, the Company or any of its Company ERISA Affiliates has any obligation or liability, contingent or otherwise (collectively, the “Company Benefit Plans”).

(b) All contributions and other payments required to be made by the Company or any Company ERISA Affiliate to or under any Company Benefit Plan maintained (or to any person pursuant to the terms thereof) have been timely made. No Company Benefit Plan is subject to Section 412 of the Code or Section 302 of ERISA.

(c) Each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of the Company or any Company ERISA Affiliate, no circumstances exist that could reasonably be expected by the Company or any Company ERISA Affiliate to result in the revocation of any such determination. The Company is in compliance with, and each of the Company Benefit Plans is and has been operated in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code.

(d) Except as set forth on Schedule 5.16 hereto, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company or any Company ERISA Affiliate to any current or former officer, employee, former employee or director thereof, or to any other person for the benefit of any such officer, employee or director, or (ii) acceleration, vesting or establishment of any benefit under any Company Benefit Plan, or (iii) disqualification of any of the Company Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

(e) Neither the Company nor any Company ERISA Affiliate has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC (other than premiums which are not overdue) or pursuant to Title IV of ERISA with respect to any Company Benefit Plan. Neither the Company nor any Company ERISA Affiliate is an employer with respect to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA).

(f) There are no pending or, to the Company’s knowledge, threatened actions, claims or proceedings against any Company Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims).

(g) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. No payment to be made under any Company Benefit Plan is, or to the knowledge of the Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

Section 5.17. Tax Matters. Except as set forth on Schedule 5.17 hereto:

(a) The Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any Subsidiary is or has been a member, has timely filed all federal state, local, foreign, income and franchise Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes due and payable by the Company and each of its Subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(b) No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and each of its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination. For any open taxable period, the Company and each of its Subsidiaries have not waived or extended the statute of limitations applicable to any Tax or Tax Return or consented to any extension of time with respect to any material tax assessment or deficiency.

(c) There are no material liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries (other than for current Taxes not yet due and payable).

(d) The Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(e) Neither the Company nor any of its Subsidiaries has made any payments, nor are any of them obligated to make any payments, and none of them is a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Sections 280G or 162(m) of the Code as a result of the transactions contemplated by this Agreement.

(f) Neither the Company nor any of its Subsidiaries is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority but excluding in each case any contract entered into in the ordinary course of business and the primary subject of which is not Taxes). Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group for federal income tax purposes other than a group of which the Company is the common parent or (ii) has any liability for the Taxes of any person other than itself under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Tax Law), or as a transferee or successor.

(g) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice of any pending audit or proceeding, in any such case involving a material issue with respect to Taxes.

(h) Neither the Company nor any of its Subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code as a result of a “closing agreement” as described in Section 7121 of the Code (or any similar or corresponding provision of U.S. state or local or non-U.S. Tax Law) that, in either case, would result in the inclusion of a material amount of income in, or the exclusion of a material amount of deductions from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

(i) No property owned by the Company or any of its Subsidiaries (i) constitutes “tax exempt use property” within the meaning of Section 168(h)(1) of the Code; or (ii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

(j) Neither the Company nor any of its Subsidiaries has (i) in the two (2) years prior to the date of this Agreement, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code or (ii) engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or any similar provision of U.S. state or local or non-U.S. Tax Law).

Section 5.18. Intellectual Property. The Company and each of its Subsidiaries owns or possesses all necessary licenses or other valid rights to use all material computer software and firmware, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, brand names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and each of its Subsidiaries as currently conducted or as contemplated to be conducted, and, to the knowledge of the Company, except as described on

Schedule 5.18 hereto, as of the date hereof, there has been no assertion or claim challenging the ownership or validity of any of the foregoing. To the knowledge of the Company, except as disclosed on Schedule 5.18 hereto, the conduct of the business of the Company and each of its Subsidiaries as currently conducted does not, in any material respect, conflict with or infringe any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, copyright or any other intellectual property right of any third party. To the knowledge of the Company, except as described on Schedule 5.18 hereto, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any of its Subsidiaries.

Section 5.19. Certain Contracts.

(a) Except for such contracts as are filed publicly in the Company SEC Reports, the Company has delivered or otherwise made available to Brekford true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its Subsidiaries taken as a whole, including, without limitation, all: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which the Company is a party involving employees of the Company); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise); (v) contracts or agreements with any governmental entity; (vi) contracts or arrangements limiting or restraining Novume, the Company, any of the Company’s Subsidiaries or any successor thereto from engaging or competing in any business; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.2 hereof, the “Company Contracts”).

(b) Except as set forth on Schedule 5.19(b):

(i) There is no default under any Company Contract either by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on the Company.

(ii) No party to any such Company Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on the Company.

(c) Set forth on Schedule 5.19(c) hereto is a list of each material contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of a party thereto will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated hereby.

Section 5.20. Investment Company. None of Novume, the Merger Subsidiaries or the Company, is or will be an “investment company” within the meaning of Code Section 368(a)(2)(F)(ii) immediately before the Effective Time.

Section 5.21. Certain Plans. Immediately following the Effective Time, Company Merger Sub, as the Surviving Company in the Company Merger, will own substantially all of the assets of the Company immediately prior to the Company Merger. There is no plan or intention for Company Merger Sub, as the Surviving Company of the Company Merger, to transfer any material assets or businesses or to cease any existing business of the Company after the Effective Time. There is no plan or intention for the Novume stock issued in the Company Merger to be redeemed.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.1. Conduct of Business of Brekford. Brekford covenants and agrees that, between the date of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing, and except as described on Schedule 6.1 hereto or as otherwise expressly contemplated hereby, the business of Brekford and each of its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Brekford and each of its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers, significant suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.1 hereto or as otherwise expressly contemplated by this Agreement, Brekford agrees on behalf of itself and each of its Subsidiaries that they will not, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the Company:

(a) (i) except for (A) the issuance of Brekford Common Stock in order to satisfy obligations under employee benefit plans disclosed in Schedule 4.11; (B) grants of Brekford Options as set forth in Schedule 6.1; (C) the issuance of securities by any of Brekford’s Subsidiaries to any person which is directly or indirectly wholly-owned by Brekford; and (D) the issuance of Brekford Common Stock to satisfy the exercise of outstanding Brekford Warrants or outstanding Brekford Options, issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, Brekford or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws of Brekford or any of its Subsidiaries or adopt any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Brekford Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.1(a);

(b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly-owned subsidiary of Brekford as of the date hereof, except for investments which do not exceed $50,000 for any single investment or series of related investments, or $100,000 in the aggregate for all such investments in any twelve (12)-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of Brekford or any of its Subsidiaries; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule 6.1 hereto; (iv) enter into any agreement, contract or commitment which involves payments by Brekford or any of its Subsidiaries in an amount in excess of $50,000 individually or as part of a series of related transactions, except for agreements, contracts and commitments of a type referred to in another clause of this subsection (b) and not prohibited thereby because of the amount of such contract; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.1(b);

(c) (i) incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or issue or sell any debt securities or warrants or rights to acquire any debt securities of Brekford or any of its Subsidiaries or guarantee any debt securities of others (other than Brekford or any of its wholly-owned Subsidiaries) or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (A) in replacement for existing or maturing debt, (B) borrowings by Brekford under its lines of credit existing on the date hereof up to the maximum amount permitted thereunder (as such maximum amount may be reduced from time to time in accordance with the terms thereof) or (C) capital leases or other vendor financing for capital assets the acquisition of which is otherwise permitted under this Agreement; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned subsidiaries of Brekford or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); or (iii) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

(d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party’s cost of financing;

(e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Brekford or any of its Subsidiaries (other than the Brekford Merger);

(f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of Brekford’s Subsidiaries;

(g) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any Brekford Benefit Plan, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Brekford, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Brekford Benefit Plan] as in effect as of the date hereof;

(h) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Brekford Benefit Plan) under any Brekford Benefit Plan to any director or employee of, or independent contractor or consultant to, Brekford or its Subsidiaries;

(i) change in any material respect its tax or accounting policies, methods or procedures except as required by GAAP;

(j) do any act or omit to do any act which would cause a material breach of any material contract, commitment or obligation;

(k) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

(l) other than pursuant to this Agreement, take any action to cause the Brekford Common Stock to cease to be quoted on the OTCQX;

(m) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Brekford Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Brekford Benefit Plan, except to the extent required by GAAP; (iii) materially modify (with materiality to be determined with respect to the Brekford Benefit Plan trust in question) the investment philosophy of the Brekford Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Brekford Benefit Plans or management of the Brekford Benefit Plan trusts; (v) offer any new or extend any existing retirement incentive, “window” or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing “rabbi” or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or (ix) adopt, implement or maintain any “split dollar” life insurance program;

(n) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect;

(o) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

(p) make or revoke any tax election or settle or compromise any tax liability material to Brekford and/or any of its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes, other than as required by applicable Legal Requirements;

(q) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Brekford and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

(r) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

(s) make any significant distribution or redemption of its securities.

Section 6.2. Conduct of Business of the Company. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Brekford shall otherwise consent in writing, and except as described on Schedule 6.2 hereto or as otherwise expressly contemplated hereby, the Company and each of its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant clients and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.2 hereto or as otherwise expressly contemplated by this Agreement, the Company agrees on behalf of itself and each of its Subsidiaries that they will not, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Brekford:

(a) (i) except for (A) the issuance of Company Common Stock in order to satisfy obligations under employee benefit plans disclosed in Schedule 5.16; (B) grants of Company Options as set forth in Schedule 6.2; (C) the issuance of securities by any of the Company’s Subsidiaries to any person which is directly or indirectly wholly-owned by the Company; and (D) the issuance of Company Common Stock to satisfy the exercise of outstanding Company Warrants or outstanding Company Options, issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, the Company or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries or adopt any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Company Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(a);

(b) (i) other than as set forth on Schedule 2(b)(i)(B) hereto, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly-owned Subsidiary of the Company as of the date hereof, except for investments which do not exceed $50,000 for any single investment or series of related investments, or $100,000 in the aggregate for all such investments in any twelve (12)-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of the Company or any of its Subsidiaries; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule 6.2 hereto; (iv) enter into any agreement, contract or commitment which involves payments by the Company or any of its Subsidiaries in an amount in excess of $50,000 individually or as part of a series of related transactions, except for agreements, contracts and commitments of a type referred to in another clause of this subsection (b) and not prohibited thereby because of the amount of such contract; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(b); or

(c) (i) incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others (other than the Company or any of its wholly-owned Subsidiaries) or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (A) in replacement for existing or maturing debt, (B) borrowings by the Company under its lines of credit existing on the date hereof up to the maximum amount permitted thereunder (as such maximum amount may be reduced from time to time in accordance with the terms thereof) or (C) capital leases or other vendor financing for capital assets the acquisition of which is otherwise permitted under this Agreement; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); or (iii) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

(d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party’s cost of financing;

(e) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Company Merger);

(f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of the Company’s Subsidiaries;

(g) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any Company Benefit Plan, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Benefit Plan as in effect as of the date hereof;

(h) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Company Benefit Plan) under any Company Benefit Plan to any director or employee of, or independent contractor or consultant to, the Company or its Subsidiaries;

(i) change in any material respect its tax or accounting policies, methods or procedures except as required by GAAP;

(j) change in any material respect its tax or accounting policies, methods or procedures except as required by GAAP;

(k) do any act or omit to do any act which would cause a material breach of any material contract, commitment or obligation;

(l) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

(m) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Company Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Company Benefit Plan, except to the extent required by GAAP; (iii) materially modify (with materiality to be determined with respect to the Company Benefit Plan trust in question) the investment philosophy of the Company Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Company Benefit Plans or management of the Company Benefit Plan trusts; (v) offer any new or extend any existing retirement incentive, “window” or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing “rabbi” or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or (ix) adopt, implement or maintain any “split dollar” life insurance program;

(n) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect;

(o) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

(p) make or revoke any tax election or settle or compromise any tax liability material to the Company and/or any of its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes, other than as required by applicable Legal Requirements;

(q) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

(r) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

(s) make any significant distribution or redemption of its securities.

Section 6.3. Exclusivity. During the period commencing on the date hereof, Brekford, without the prior written consent of the Company, will not, and will not authorize or permit any of its Party Representatives (as defined in Section 7.5(b) hereof) to, directly or indirectly, solicit, initiate, entertain or encourage or support (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal or offer which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal, unless the Board of Directors of Brekford shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties. Consistent with the foregoing provisions of this Section 6.3, Brekford shall immediately cease and terminate any currently existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by Brekford or its Representatives with respect to the foregoing. Brekford agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Brekford shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties. As used herein, “Acquisition Proposal” shall mean a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving Brekford or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, Brekford.

Section 6.4. Subsequent Financial Statements. Prior to the Effective Time, Brekford shall (a) prior to making publicly available its financial results for any period, provide a copy of such financial results to the Company and (b) timely file with the SEC each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder, and, prior to the filing thereof, provide a copy to the Company, and will promptly deliver to the Company copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of Brekford included in such reports will fairly present the financial position of Brekford and each of its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

Section 6.5. Control of Operations. Nothing contained in this Agreement shall give the Company or Brekford, directly or indirectly, the right to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of the Company and Brekford shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1. Registration Statement; Information Statement. As promptly as practicable after the execution and delivery of this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, the Registration Statement on Form S-4 under the Securities Act of 1933, and the Information Statement, and Brekford shall promptly thereafter mail to the holders of record of Brekford Common Stock the Information Statement in accordance with the requirements of the applicable rules and regulations of the Exchange Act.

Section 7.2. Stockholders’ Approval; Consummation of the Mergers.

(a) From the date hereof until and including the Closing Date (as defined below), each of the Parties shall take any further action necessary or, in the opinion of the other Parties, reasonably advisable to promptly and expeditiously secure any vote or consent of stockholders, if any shall be required, beyond the Company Stockholders’ Approval and the Brekford Stockholders’ Approval,by Delaware Law and each such Party’s Organizational Documents, each as amended and as currently in effect, to adopt this Agreement and effect the Mergers and any other transactions contemplated hereby.

(b) At the earliest reasonably practicable time following the execution and delivery of this Agreement, Brekford take all action as may be necessary and appropriate to distribute the Information Statement to the holders of record of Brekford Common Stock in accordance with the applicable rules and regulations of the Exchange Act.

(c) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in ARTICLE VIII hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such instruments and agreements as may be required by Delaware Law, and the Parties shall take all such other and further actions as may be required by law to make the Mergers effective. Prior to the filings referred to in this Section 7.2(c), a closing (the “Closing”) will be held at the offices of Crowell & Moring LLP, 1001 Pennsylvania Ave NW, Washington, D.C. 20004 (or such other place as the Company and Brekford may mutually agree upon), for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in ARTICLE VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the “Closing Date”).

Section 7.3. Additional Agreements. Each of the Parties will comply in all material respects with all applicable Legal Requirements of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. The Parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

Section 7.4. Notification of Certain Matters. Each of the Company and Brekford shall give prompt notice to the other of the following:

(a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either:

(i) any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect with respect to such Party;

(b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

(c) any facts relating to such Party which would make it necessary or advisable to amend the Registration Statement or the Information Statement in order to make the statements therein not misleading or to comply with applicable law;

(d) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject; and

(e) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Section 7.5. Access to Information.

(a) From the date hereof to the Effective Time, each of the Company and Brekford shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party’s and its Subsidiaries’ officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

(b) Each of the Company and Brekford agrees that all information so received from the other Party shall be deemed received pursuant to the Mutual Non-Disclosure Agreement between the Company and Brekford dated as of October 10, 2016, heretofore executed and delivered by the Company and Brekford (the “Confidentiality Agreement”) and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents (“Party Representatives”), to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein; provided, that, the Company, on one hand, and Brekford, on the other hand, shall be permitted to disclose the contents of this Agreement and the Mergers in appropriate filings with the SEC, upon consultation with and agreement by Brekford, on the one hand, and the Company, on the other hand.

Section 7.6. Public Announcements. Except as required by applicable law or stock exchange requirements, the Company and Brekford shall provide the other Party with a reasonable opportunity to review and comment on all press releases and other public statements with respect to the transactions contemplated hereby.

Section 7.7. Indemnification; Directors’ and Officers’ Insurance.

(a) For a period of six (6) years after the Effective Time, Novume and the Company jointly and severally shall indemnify the directors and officers of the Company who hold such positions at any time during the period from the date hereof through the Effective Time to the fullest extent to which the Company is permitted to indemnify such officers and directors under its Certificate of Incorporation and Bylaws, each as amended and as currently in effect, and applicable law.

(b) Prior to the Effective Time, Brekford will purchase a “tail” on its directors’ and officers’ liability insurance policy (“Brekford Insurance Policies”), which shall be at no less broad coverage and limits than Brekford’s currently existing Brekford Insurance Policies and which shall cover the period from the Closing Date until such date as is six (6) years following the Closing Date, provided that, nothing shall prevent Novume, from and after the Closing Date, from purchasing, at its sole option and at its expense, an additional limit on the “tail” policy.

Section 7.8. Employee Benefit Plans.

(a) Except as otherwise set forth in Section 2.8 and Section 2.9 hereof, in the case of the Company Benefit Plans listed on Schedule 7.8(a)(i) hereto (“Company Stock Plans”) and the Brekford Benefit Plans listed on Schedule 7.8(b)(i) hereto (“Brekford Stock Plans”), to the extent the employees’ interests are based upon Company Common Stock or Brekford Common Stock, as applicable, or the market prices thereof (but which interests do not constitute Options), as applicable, each of the Company and Brekford agrees that such interests shall, from and after the Effective Time, be based on Novume Common Stock in accordance with the Company Common Exchange Ratio (with respect to Company Stock Plans) and the Brekford Exchange Ratio (with respect to Brekford Benefit Plans).

(b) With respect to any Company Stock Plans or Brekford Stock Plans maintained or contributed to persons outside the United States for the benefit of non-United States citizens or residents, the principles set forth in this Section 7.8, and on Schedule 6.1 or Schedule 6.2, as applicable, shall apply to the extent the application of such principles does not violate applicable foreign law.

(c) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that the Company and Brekford will not be at the Effective Time bound by any stock options, warrants, stock appreciation rights (“SARs”), or other awards, rights or agreements which would entitle any person, other than Novume, to own any capital stock of the Surviving Companies or to receive any payment in respect thereof, and all Company Stock Plans and Brekford Benefit Plans conferring any rights with respect to Company Common Stock, Company Preferred Stock or other capital stock of the Company, or Brekford Common Stock or other capital stock of Brekford, as the case may be, shall be deemed hereby to be amended to be in conformity with this Section 7.8.

Section 7.9. Management and Employment Arrangements.

(a) The Parties agree and acknowledge that Robert A. Berman has been appointed the Chief Executive Officer of Novume, and will so remain at the Effective Time. The Parties further agree and acknowledge that an executive team of Novume has been appointed, consisting of such individuals as have been designated by the Board of Directors of the Company, in accordance with the provisions of the Original Agreement.

(b) The Parties agree and acknowledge that, in accordance with the provisions of the Original Agreement, each of Scott Rutherford and Rodney Hillman (together, the “Brekford Officers”) has entered into separate five (5)-year employment agreements (the “Employment Agreements”) in the form attached as Exhibit A hereto, pursuant to which they shall be engaged to serve as the Chief Technology Officer and President/Chief Operating Officer, respectively. The Employment Agreements shall remain in effect at and as of the Effective Time. Further, prior to the Effective Time, each of the Brekford Officers shall enter into proprietary rights agreements (“Proprietary Rights Agreements”) in such form and substance as is satisfactory to the Company, with Brekford,. None of the Brekford Officers shall have any right, remedy or cause of action under this Section 7.9, nor shall they be third party beneficiaries of this Section 7.9. In addition to the forgoing, the Parties intend that key executives of the Company and of Brekford, as shall be mutually agreed by the Parties, will enter into employment agreements with Novume or one or more of its subsidiaries.

Section 7.10. Stock Exchange Listing. The Company shall use its best efforts to obtain, prior to the Effective Time, or as soon as reasonably practicable thereafter, the approval for listing on a national stock exchange of the shares of Novume Common Stock into which the Shares will be converted pursuant to ARTICLE II hereof and which will be issuable upon exercise of options pursuant to Section 2.8 hereof; provided, that, if such listing is not obtained within ninety (90) days of the Effective Time, the Board of Directors of Novume will use its best efforts to take further actions as appropriate to achieve such listing as soon as is reasonably practicable.

Section 7.11. Sale of Upfitting Business. The Parties agree and acknowledge that, in accordance with the provisions of the Original Agreement, Brekford has completed the sale of not more than 81% of the ownership of its Rugged Information Technology Solutions and 360° Vehicle Solution Upfitting Business (collectively, the “Upfitting Business”); Brekford retains, and shall retain at and as of the Closing Date, not less than 19% ownership interest in the Upfitting Business; and Brekford has used all proceeds from such disposition to repay in full any and all indebtedness of Brekford such that, as of the Closing, Brekford shall have no indebtedness other than as permitted by the Company.

Section 7.12. Post-Merger Novume Board of Directors. At the Effective Time or as soon as reasonably practicable thereafter, the Novume Board shall consist of seven (7) members, four (4) of whom shall be independent within the meaning of the 1934 Act, and the national stock exchange to which the Company has applied for the listing of Novume Common Stock as described in Section 7.10. Six (6) members of the Novume Board shall be designated by the Company, and one (1) member of the Novume Board shall be designated by Brekford, subject to the approval of KeyStone. The members designated by the Company are James McCarthy, who shall serve as Chairman, Robert A. Berman, Dr. Richard Nathan, Glenn Goord, Paul DeBary and one additional independent director who shall be designated by the Company. The member to be designated by Brekford shall be independent, as provided herein, and shall be subject to the approval by the Company. As of the date hereof, Glenn Goord and Paul DeBary are independent as provided herein, and shall so remain, as and at the Effective Time.

Section 7.13. Registration Rights. Novume shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Novume Common Stock received pursuant hereto by the persons who may be deemed to be “affiliates” of the Company or Brekford within the meaning of Rule 145 promulgated under the 1933 Act, as amended.

Section 7.14. Affiliates. Prior to the Closing Date, each of the Company and Brekford (i) shall have disclosed to the other all persons who are, or may be, at the time this Agreement is executed its “affiliates” for purposes of Rule 145 under the 1933 Act, and (ii) shall have delivered, or caused each person who is so identified as an “affiliate” of it to deliver, to the other as promptly as practicable but in no event later than the Closing Date, a letter (each, an “Affiliate Letter”) relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.2 hereof), of the shares of Brekford Common Stock or Company Common Stock, as the case may be, beneficially owned by such affiliate on the Closing Date, (ii) the transfer of the shares of Novume Common Stock to be received by such affiliate in the Brekford Merger or the KeyStone Merger, as the case may be, and (iii) the obligations of each such affiliate to deliver to Sichenzia Ross Ference Kesner LLP, counsel to Brekford, or Crowell & Moring LLP, counsel to the Company, as the case may be, a certificate requested by such firm (if requested). The Company and Brekford shall notify each other from time to time of any other persons who then are, or may be, such an “affiliate” and use all reasonable efforts to cause each additional person who is identified as an “affiliate” to execute an Affiliate Letter.

Section 7.15. Blue Sky. The Company and Brekford will use their best efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Novume Common Stock to be issued in accordance with the provisions of this Agreement.

Section 7.16. Compliance.

(a) In consummating the Brekford Merger and the transactions contemplated hereby, Brekford shall comply in all material respects with the provisions of the Exchange Act and the 1933 Act, and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Legal Requirements.

(b) In consummating the Company Merger and the transactions contemplated hereby, the Company shall comply in all material respects with the provisions of the Exchange Act and the 1933 Act, and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Legal Requirements.

Section 7.17. Key Stockholder Agreements. Each of C.B. Brechin, Scott Rutherford and Robert West (the “Brekford Key Stockholders”) have entered into a Key Stockholder Agreement with Brekford, and each of Robert A. Berman, James McCarthy and Dr. Richard Nathan (the “Company Key Stockholders” and collectively with the Brekford Key Stockholders, the “Key Stockholders”), have entered into an agreement Key Stockholder Agreement with the Company, pursuant to which each such Key Stockholder agreed to vote all of his voting securities in the Company or Brekford, as applicable, in favor of this Agreement and the Mergers; against any action that could reasonably be expected to impede, delay or materially adversely affect the transactions contemplated by this Agreement; and against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Brekford or the Company, as the case may be, under this Agreement. Each such Key Stockholder Agreement shall remain in full force and effect until and including the Closing Date.

Section 7.18. Continuation of Historic Business. After the Effective Time Brekford, as the Surviving Company of the Brekford Merger, will continue Brekford’s historic business or use a significant portion of Brekford’s historic assets in a business. Company Merger Sub, as the Surviving Company of the Company Merger, will continue the Company’s historic business or use a significant portion of the Company’s historic assets in a business.

Section 7.19 Certain Indebtedness. As of the Effective Time, each of the following instruments of indebtedness of the Company shall be assigned to and assumed by Novume: (a) that certain Loan and Security Agreement dated August 11, 2016, by and among the Company, AOC KeySolutions, Inc., a wholly-owned subsidiary of the Company and Sandy Spring Bank, and any term loan notes issued thereunder that are outstanding at the Effective Time (collectively, the “Sandy Spring Debt Documents”), and (b) that certain promissory note in the principal amount of $500,000 issued in favor of Avon Road Partners, L.P. (the “Avon Road Note”).

ARTICLE VIII

CONDITIONS TO MERGERS

Section 8.1. Conditions to the Obligations of Each Party to Effect the Mergers. The respective obligations of each Party to effect the Mergers shall be subject to the following conditions:

(a) Stockholder Approval. The Mergers, this Agreement and all transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of each of the Company and Brekford, in accordance with Section 7.2(a), and each of the Merger Subsidiaries in accordance with Delaware Law, applicable United States state and federal securities laws, and the Certificate of Incorporation and Bylaws, each as amended and as currently in effect, of each such entity;

(b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Mergers illegal or otherwise prohibiting the consummation of the Mergers;

(c) Required Consents. All authorizations, licenses, Permits, consents, orders or approvals of, or declarations, filings with or notices to, any governmental body, agency or official, or any non-governmental third party (all of the foregoing, “Required Consents”), which are necessary for the consummation of the transactions contemplated hereby, other than immaterial Required Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated hereby and no Material Adverse Effect on Novume or either of the Surviving Companies, shall have been, as applicable, made, filed, shall have occurred or shall have been obtained and all such Required Consents shall be in full force and effect, provided, however, that a Required Consent shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on any of Novume or either of the Surviving Companies, or (ii) prevent the Parties from realizing in all material respects the economic benefits of the transactions contemplated by this Agreement that such Parties currently anticipate receiving therefrom;

(d) Registration Statement Effective. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

(e) Blue Sky. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received; and

(f) Key Stockholder Agreements. Each of the Key Stockholders shall have entered into a Key Stockholder Agreement with the Company or Brekford, as applicable, and Brekford shall have received copies of each such agreement with the Company Key Stockholders duly executed by Brekford and the applicable Key Stockholder, and the Company shall have received copies of each such agreement with the Brekford Key Stockholders duly executed by Brekford and the applicable Key Stockholder.

Section 8.2. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Mergers are also subject to the fulfillment of the following conditions:

(a) Representations and Warranties. The representations and warranties of Brekford contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes expressly contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date;

(b) Agreements, Conditions and Covenants. Brekford shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by Brekford on or before the Effective Time;

(c) Certificates.

(i) The Company shall have received a certificate of an executive officer of Brekford to the effect set forth in paragraphs (a) and (b) above; and

(ii) The Company shall have received a certificate of the Secretary of Brekford with respect to certain corporate matters, including a true, correct and complete copy of Brekford’s certificate of incorporation, as currently in effect, a true, correct and complete copy of Brekford’s bylaws, as currently in effect, certificate(s) as to Brekford’s formation and good standing in its jurisdiction of formation and each other jurisdiction in which it is qualified to do business, and attaching thereto a true, correct and complete copy of resolutions and consents, as applicable, of the stockholder(s) and board of Brekford authorizing, in each case, the execution, delivery and performance of this Agreement, the filing and distribution of the Information Statement, and the consummation of the transactions contemplated hereby.

(d) Opinions.

(i) The Company shall have received an opinion of Crowell & Moring LLP, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss should be recognized for federal income tax purposes by Novume, the Company or Company Merger Sub as a result of the formation of Novume and Company Merger Sub and the Merger of the Company with and into the Company Merger Sub; and (B) no gain or loss should be recognized for federal income tax purposes by the stockholders of the Company upon their exchange of Company Common Stock or Company Preferred Stock, as applicable, solely for Novume Common Stock or Novume Preferred Stock, as applicable, pursuant to such Merger, except with respect to cash received in lieu of a fractional share interest in Novume Common Stock. In rendering such opinion, Crowell & Moring LLP may require and rely upon representations and covenants including those contained in certificates of officers of Novume, the Company, Brekford and others, as may be requested by Crowell & Moring LLP and shall be provided by Novume, the Company, Brekford; and

(ii) Brekford shall have received the opinion described in Section 8.3(d)(i) hereof, in form and substance reasonably satisfactory to the Company.

(e) Affiliate Letters. The Company shall have received the Affiliate Letters required by Section 7.14, duly executed by each “affiliate” of Brekford;

(f) No Material Adverse Change. Since September 30, 2016, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on Brekford or Novume;

(g) Consents Under Brekford Agreements. Brekford shall have obtained the consents listed on Schedule 8.2(g) hereto, as well as the consent or approval of each other person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Novume or either of the Surviving Companies; and

(h) Employment Agreements; Proprietary Rights Agreements. The Employment Agreements and Proprietary Rights Agreements shall be in full force and effect.

(i) Sale of Upfitting Business. The sale of the Upfitting Business as described, and on the terms and conditions set forth, in Section 7.11 shall have been consummated in accordance with the requirements of Delaware Law and Brekford’s Certificate of Incorporation and Bylaws, each as amended and as currently in effect.

Section 8.3. Additional Conditions to Obligations of Brekford. The obligations of Brekford to effect the Mergers are also subject to the fulfillment of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes expressly contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date;

(b) Agreements, Conditions and Covenants. The Company shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by the Company on or before the Effective Time;

(c) Certificates.

(i) Brekford shall have received a certificate of an executive officer of the Company to the effect set forth in paragraphs (a) and (b) above; and

(ii) Brekford shall have received a certificate of the Secretary of the Company with respect to certain corporate matters, including a true, correct and complete copy of the Company’s certificate of incorporation, as currently in effect, a true, correct and complete copy of the Company’s bylaws, as currently in effect, certificate(s) as to the Company’s formation and good standing in its jurisdiction of formation and each other jurisdiction in which it is qualified to do business, and attaching thereto a true, correct and complete copy of resolutions and consents, as applicable, of the stockholder(s) and board of the Company authorizing, in each case, the execution, delivery and performance of this Agreement, the filing and distribution of the Information Statement, and the consummation of the transactions contemplated hereby.

(d)	Tax Opinion.

(i) Brekford shall have received an opinion of counsel, such counsel to be determined, dated as of the Closing Date, in form and substance reasonably satisfactory to Brekford, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss should be recognized for federal income tax purposes by Novume, Brekford or Brekford Merger Sub as a result of the formation of Novume and Brekford Merger Sub and the Merger of Brekford Merger Sub with and into Brekford; and (B) no gain or loss should be recognized for federal income tax purposes by the stockholders of Brekford upon their exchange of Brekford Common Stock for the Brekford Merger Consideration pursuant to such Merger, except with respect to cash received in lieu of a fractional share interest in Novume Common Stock;

(ii) the Company shall have received the opinion described in Section 8.2(d)(i) hereof, in form and substance reasonably satisfactory to Brekford;

(e) Affiliate Letters. Brekford shall have received the Affiliate Letters required by Section 7.14 hereof, duly executed by each “affiliate” of the Company;

(f) No Material Adverse Change. Since September 30, 2016, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on the Company or Novume; and

(g) Consents Under the Company Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Novume or either of the Surviving Companies.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.1. Termination. This Agreement may be terminated at any time before the Effective Time in each case as authorized by the respective Board of Directors of the Company or Brekford:

(a) By mutual written consent of each of the Company and Brekford;

(b) By either the Company or Brekford if the Mergers shall not have been consummated on or before August 31, 2017 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 8.1(d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to a date mutually agreed upon by the parties hereto;

(c) By either the Company or Brekford if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

(d) By either the Company or Brekford if the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on Novume, the Company or Brekford;

(e) By either the Company or Brekford upon the occurrence of a Material Adverse Effect on the other or on Novume or an event which could reasonably be expected to result in a Material Adverse Effect on the other or on Novume;

(f) By either the Company or Brekford if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement, the Mergers or any other transaction contemplated hereby, (ii) shall fail to reaffirm such approval or recommendation upon such Party’s request, (iii) approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a Party or an affiliate thereof, or (iv) shall resolve to take any of the actions specified in clause (i) above; or

(g) By either the Company or Brekford if the Company Stockholders’ Approval or the Brekford Stockholders’ Approval, as applicable, is withdrawn or modified in any adverse manner, or any further required stockholder approval is not provided, such that the transactions contemplated by this Agreement, in whole or in part, are not authorized by all stockholder approval required under Delaware Law and each applicable Party’s Organizational Documents; provided, however, that no termination by Brekford shall be effective pursuant to Sections 9.1(f) or (g) under circumstances in which a Termination Fee is payable by Brekford under Section 9.2(b) unless concurrently with such termination, such Termination Fee is paid in full by Brekford in accordance with the provisions of Section 9.2(b).

Section 9.2. Effect of Termination.

(a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 9.2 and in Sections 4.10, 4.16, 5.9, 5.12 and 10.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

(b) If (i) this Agreement (A) is terminated by the Company pursuant to Section 9.1(f) hereof, or the Company or Brekford pursuant to Section 9.1(g) hereof because of the failure to maintain the Brekford Stockholders’ Approval or obtain any further required stockholder approval, as the case may be, or (B) is terminated as a result of Brekford’s material breach of Section 7.2 hereof which is not cured within thirty (30) days after notice thereof to Brekford, and (ii) at the time of such termination there shall have been an Acquisition Proposal involving Brekford or any of its subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination), Brekford shall pay to the Company a termination fee of $250,000 (the “Termination Fee”). The Termination Fee payable under this Section 9.2(b) shall be payable in cash at the date of termination.

(c) Brekford agrees that the agreements contained in Section 9.2(b) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If Brekford fails to promptly pay to the Company any fee due under such Section 9.2(b), Brekford shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate as reported by The Wall Street Journal’s bank survey from the date such fee was required to be paid.

Section 9.3. Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Mergers, (b) alter or change any term of the Certificate of Incorporation or Certificate of Formation, as applicable, of either of the Surviving Companies or Novume, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of the Company or Brekford. This Agreement may not be amended except by an instrument in writing signed by the Parties.

Section 9.4. Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, that, the conditions to closing enumerated under Sections 8.1(a)—(e), Section 8.2(d), and Section 8.3(d) shall not be waivable hereunder; and, provided, further, that each Party’s obligations under Section 7.1, 7.2, 7.3, 7.16 and 7.19 of the Agreement shall not be waivable hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

ARTICLE X

GENERAL PROVISIONS

Section 10.1. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in ARTICLE I and Sections 2.4, 2.5, 2.6, 2.7, 2.8, 7.7, 7.8 and 7.11 hereof and this Section 10.1 shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 4.10, 4.16, 5.9, 5.12, 7.5(b), 9.2 and 10.3 hereof and this Section 10.1 shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 10.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

(a)	if to the Company or any Merger Subsidiary:

KeyStone Solutions, Inc.

14420 Albemarle Point Place, Suite 200

Chantilly, VA 20151

Attn: Robert Berman

Email: rberman@keystonewins.com

with a copy to:

Crowell & Moring LLP

1001 Pennsylvania Ave NW

Washington, D.C. 20004

Attention: Morris DeFeo, Esq.

Email: mdefeo@crowell.com

Telephone.: (202) 624-2925

(b)	if to Brekford:

Brekford Traffic Safety, Inc.

7020 Dorsey Road

Hanover, Maryland 21076

Attn: Rodney Hillman

Email: rhillman@brekford.com

with a copy to:

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, NY 10006

Attention: Thomas A. Rose, Esq.

Email: trose@srfkllp.com

Telephone: (212) 930-9700

Section 10.3. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement are consummated, and any actions taken by either party in furtherance thereof shall be at such Party’s sole risk and expense.

Section 10.4. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “1933 Act” means the U.S. Securities Act of 1933, as the same may be amended from time to time, and “Exchange Act” means the U.S. Securities Exchange Act of 1934, as the same may be amended from time to time.

(b) “affiliate” of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

(c) “Brekford ERISA Affiliate” means any entity that would have ever been considered a single employer with Brekford under Section 4001(b) of ERISA or part of the same “controlled group” as Brekford for purposes of Section 302(d)(3) of ERISA.

(d) “Closing Date Novume Share Price” means the fair market value of such a share of Novume Common Stock at the Effective Time, as determined in good faith by the Novume Board.

(e) “Company ERISA Affiliate” means any entity that would have ever been considered a single employer with the Company under Section 4001(b) of ERISA or part of the same “controlled group” as the Company for purposes of Section 302(d)(3) of ERISA.

(f) “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

(g) “knowledge” of any Party shall mean the actual knowledge of the executive officers of such Party.

(h) “Material Adverse Effect” means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or (B) the United States securities markets if, in any of (A) or (B), the effect on the Company or Brekford (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole.

(i) “Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, and (b) with respect to any limited liability company, its certificate of formation, as amended and its operating agreement, as amended.

(j) “person” means an individual, corporation, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

(k) “Subsidiary” means any corporation or other legal entity of which the Company or Brekford, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Section 10.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

Section 10.7. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.7 (Indemnification; Directors’ and Officers’ Insurance), is not intended to confer upon any person other than the Company, Brekford, Novume, Company Merger Sub and Brekford Merger Sub and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

Section 10.8. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

Section 10.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

Section 10.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers hereunto duly authorized, all as of the date first written above.

KeyStone Solutions, Inc., a Delaware corporation

/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer

Brekford Traffic Safety, Inc., a Delaware corporation
/s/ Rodney W. Hillman
Name:	Rodney W. Hillman

Title:	President and COO

Novume Solutions, Inc., a Delaware corporation

/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	Chief Executive Officer

KeyStone Merger Sub, LLC, a Delaware limited liability Company

/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	President

Brekford Merger Sub, Inc., a Delaware corporation

/s/ Robert A. Berman
Name:	Robert A. Berman
Title:	President

[Signature page to the Agreement and Plan of Merger]

APPENDIX I

Certificate of Incorporation of Novume